EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

by and among

ENERGY CONVERSION DEVICES, INC.

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

Dated as of June 24, 2008

Supplemental to Indenture for Debt Securities

Dated as of June 24, 2008

3.0% Convertible Senior Notes due 2013

i

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Notice of Conversion
EXHIBIT C	Form of Fundamental Change Repurchase Notice
EXHIBIT D	Form of Assignment and Transfer

ii

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE dated as of June 24,2008 (this “Supplemental Indenture”), is entered into among Energy Conversion Devices, Inc., a Delaware corporation (the “Company”), and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Original Indenture (as defined below).

RECITALS

A.        The Company and the Trustee entered into that certain Indenture, dated as of June 24, 2008 (the “Original Indenture”), pursuant to which the Company may from time to time issue its debentures, notes, bonds or other evidences of indebtedness (collectively, the “Debt Securities”).

B.        Section 9.1 of the Original Indenture provides that the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee may, without the consent of the holders of the Debt Securities, enter into a supplemental indenture to establish the form or terms of Debt Securities of any series as permitted by Sections 2.1 and 3.1 of the Original Indenture.

C.        The Company has duly authorized the issue of 3.0% Convertible Senior Notes due 2013 (as they may be issued from time to time under this Supplemental Indenture, including any Additional Notes, the “Notes”), initially in an aggregate principal amount not to exceed $316,250,000 and in connection therewith, the Company has duly determined to make, execute and deliver this Supplemental Indenture to set forth the terms and provisions of the Notes as required by the Original Indenture.

D.        The Company has determined that this Supplemental Indenture is authorized or permitted by Section 9.1 of the Original Indenture and has delivered to the Trustee an Opinion of Counsel and Officers’ Certificate to the effect that all conditions precedent provided for in the Original Indenture to the execution and delivery of this Supplemental Indenture have been complied with and such execution and delivery are authorized and permitted by the Indenture.

E.        The Form of Note, the Trustee’s Certificate of Authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for.

F.        All things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in the Original Indenture provided, the valid and legally binding obligations of the Company have been done.

G.        All things necessary to make this Supplemental Indenture a valid and legally binding indenture and agreement according to its terms, and a valid and legally binding amendment of, and supplement to, the Original Indenture have been done.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Noteholders:

ARTICLE I

DEFINITIONS

Section 1.01    Scope of Supplemental Indenture. The changes, modifications and supplements to the Original Indenture affected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which shall be limited initially to $316,250,000 aggregate principal amount, except as otherwise provided herein, and which may be issued from time to time, and shall not apply to any other Debt Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Debt Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding or inconsistent provisions in the Original Indenture.

Section 1.02    Definitions. The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Supplemental Indenture and for purposes of the Original Indenture as it relates to the Notes shall have the respective meanings specified in this Section 1.02. Except as otherwise provided in this Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture. All other terms used in this Supplemental Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” shall have the meaning specified in Section 4.02.

“Additional Shares” shall have the meaning specified in Section 8.03(a).

“Applicable Stock Price” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page ENER <Equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal U.S. national securities exchange or quotation system on which the Common Stock is traded on such Trading Day, or, if such volume-weighted average price is not available, the Applicable Stock

Price means the volume-weighted average price per share of Common Stock on such day as determined by a nationally recognized investment banking firm retained for this purpose by the Company. The Applicable Stock Price of other securities that constitute Reference Property and that are traded on a National Securities Exchange shall be determined in a manner substantially equivalent to the foregoing as determined in good faith by the Company.

“Bid Solicitation Agent” means any reputable financial services provider that customarily provides administrative agency or trustee services as the Company may designate from time to time, but it shall not be the Trustee.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (including partnership interests) in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Settlement Averaging Period” means, with respect to any Note being converted, the 20 consecutive Trading Days beginning on, and including, the second Trading Day after the Conversion Date for such Note; provided that with respect to any Conversion Date that is on or after the 24th Scheduled Trading Day immediately preceding the Maturity Date, the Cash Settlement Averaging Period shall mean the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Energy Conversion Devices, Inc., a Delaware corporation, and subject to the provisions of Article VII hereof (which, for purposes of the Notes, supersede and replace the provisions of Article 8 of the Original Indenture), shall include its successors and assigns.

“Conversion Agent” shall have the meaning specified in Section 3.02.

“Conversion Date” shall have the meaning specified in Section 8.02(d).

“Conversion Obligation” shall have the meaning specified in Section 8.01(a).

“Conversion Price” on any day means a dollar amount (initially, approximately $91.80) equal to $1,000 divided by the Conversion Rate in effect on such day.

“Conversion Rate” is initially 10.8932 shares of Common Stock, subject to adjustment as set forth herein.

“Custodian” means the Trustee, as custodian for the Depositary, with respect to the Notes in global form, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, 1/20th of the product of (i) the Conversion Rate and (ii) the Applicable Stock Price of the Common Stock on such day. For purposes of the foregoing, the Daily Conversion Value of Reference Property will be determined by reference to (a) in the case of Reference Property or part of Reference Property that is traded on a National Securities Exchange, the Applicable Stock Price of such security or common stock, (b) in the case of any other property other than cash, the value thereof as determined by two independent nationally recognized investment banks as of the effective date of the applicable Reference Property transaction and (c) in the case of cash, 100% of the amount thereof.

“Daily Settlement Amount” means for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period (1) cash equal to $50, or if less, the Daily Conversion Value; and (2) to the extent the Daily Conversion Value exceeds $50, a number of shares equal to (A) the difference between the Daily Conversion Value and $50, divided by(B) the Applicable Stock Price of the Common Stock for such day.

“Defaulted Interest” means any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date.

“Designated Institution” shall have the meaning specified in Section 8.02(1).

“Distributed Property” shall have the meaning specified in Section 8.04(c).

“Effective Date” means, with respect to a Make-Whole Fundamental Change, a consolidation, merger, share exchange, sale of all or substantially all of the Company’s assets or other similar transaction, the date on which such event or transaction becomes effective (or the date on which the Company reasonably believes such event or transaction becomes effective, if the Company is unable to ascertain the precise date in the case of a Fundamental Change as described in clause (a) of the definition of Fundamental Change).

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property, the first date on which the shares of the Common Stock (or other security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Fundamental Change” means the occurrence after the original issuance of the Notes of any of the following events:

(a)       a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Common Stock representing more than 50% of the voting power of the Common Stock entitled to vote generally in the election of directors and (i) files a Schedule 13D or Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership or (ii) the Company otherwise becomes aware of any such person or group; provided that this clause (a) shall not apply to a transaction covered in clause (d) below, including any exception thereto; or

(b)       the Common Stock into which the Notes are then convertible ceases to be listed for trading on a National Securities Exchange; or

(c)       the first day on which a majority of the members of the board of directors of the Company does not consist of continuing directors; or

(d)       the Company is a party to a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition in a single transaction or a series of transactions of all or substantially all of the Company’s properties and assets other than any transaction:

(i)        that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s capital stock or pursuant to which holders of the Company’s capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving or successor Person (or any parent thereof) immediately after giving effect to such transaction; or

(ii)       that is effected solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock of the surviving entity or a direct or indirect parent of the surviving corporation; or

(iii)      with any of the Company’s wholly-owned subsidiaries, so long as such transaction is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with, or conveying, transferring, selling, leasing or disposing of all or substantially all of the Company’s properties and assets to any other Person or Persons; or

(e)       the Company’s shareholders approve any plan or proposal for the Company’s liquidation or dissolution.

For purposes of this Fundamental Change definition: (a) “board of directors” means the board of directors or other governing body charged with the ultimate management of any person; (b) “continuing director” means a director who either was a member of the Board of Directors of the Company on the date hereof, or who becomes a member of the Board of Directors subsequent to that date and whose initial election, appointment or nomination for election by the Company’s shareholders is duly approved by a majority of the continuing directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as a nominee for director; and (c) “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

Notwithstanding the foregoing, a Fundamental Change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clause (d) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a National Securities Exchange and, as a result of the transaction or transactions, the Notes become convertible into such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto) and other applicable consideration.

“Fundamental Change Company Notice” shall have the meaning specified in Section 9.01(b).

“Fundamental Change Expiration Time” shall have the meaning specified in Section 9.01 (b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 9.01(a).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 9.01(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Indenture” means the Original Indenture, as amended and supplemented by this Supplemental Indenture and, if further amended or supplemented as herein provided, as so amended or supplemented.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including (unless context otherwise requires) Defaulted Interest, if any, and Additional Interest, if any.

“Interest Payment Date” means each June 15 and December 15 of each year, beginning on December 15, 2008.

“Interest Record Date,” with respect to any Interest Payment Date, shall mean the June 1 or December 1 (whether or not such day is a Business Day) immediately preceding the applicable June 15 or December 15 Interest Payment Date, respectively.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the last bid and the last ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, then the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change as described in clause (a) or clause (d) of the definition of Fundamental Change.

“Market Disruption Event” means (a) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (b) the occurrence or existence on any Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock for an aggregate period in excess of one half hour.

“Maturity Date” means June 15, 2013.

“Merger Event” shall have the meaning specified in Section 8.06.

“National Securities Exchange” means the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or another U.S. national securities exchange.

“Noteholder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 8.02(b).

“open of business” means 9:00 a.m. (New York City time).

“Original Indenture” means the indenture for Debt Securities dated as of June 24, 2008 by and between the Company and the Trustee.

“Paying Agent” shall have the meaning specified in Section 3.02.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Record Date” shall have the meaning specified in Section 8.04(f).

“Reference Property” shall have the meaning specified in Section 8.06(a).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Settlement Amount” shall have the meaning specified in Section 8.02.

“Significant Subsidiary” shall mean any Subsidiary of the Company that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) and in addition, shall include any group of Subsidiaries of the Company that in the aggregate would constitute a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act).

“Spin-Off” shall have the meaning specified in Section 8.04(c).

“Stock Price” means (a) in the case of a Make-Whole Fundamental Change in which holders of Common Stock receive solely cash consideration in connection with such Make-Whole Fundamental Change, the amount of cash paid per share of the Common Stock and (b) in the case of all other Make-Whole Fundamental Changes, the average of the Last Reported Sale Prices per share of Common Stock over the period of ten consecutive Trading Days ending on the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change. The Board of Directors may make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such ten consecutive Trading Days.

“Tax Original Issue Discount” means the amount of ordinary interest income on a Note that must be accrued as original issue discount for U.S. federal income tax purposes pursuant to Treasury regulation Section 1.1275-4 or any successor thereto.

“Trading Day” means a day during which trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or quotation system on which the Common Stock is listed for trading and during which there is no Market Disruption Event; provided that if the Common Stock is not listed for trading on a U.S. national or regional securities exchange or quotation system, “Trading Day” will mean a Business Day.

“Trading Price” with respect to the Notes, on any date of determination means the average of the secondary market bid quotations per Note obtained by the Bid Solicitation Agent for $5.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION

AND EXCHANGE OF NOTES

Section 2.01    Designation and Amount: Ranking. The Notes shall be designated as the “3.0% Convertible Senior Notes due 2013.” The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is initially limited to $316,250,000, subject to Section 2.07 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.07, Section 8.02, Section 9.03 hereof and Section 3.6 of the Original Indenture.

Section 2.02    Form of Notes. The Notes and the Trustee’s Certificate of Authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, which are incorporated in and made a part of this Supplemental Indenture.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

The Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Supplemental Indenture. Payment of principal, accrued and unpaid interest, premium, if any (including any Fundamental Change Repurchase Price) and conversion proceeds, if any, on the Global Note shall be made to or upon the order of the holder of such Note on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for herein.

The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.03    Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its predecessor security) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States, which shall initially be the office of the Paying Agent at The Bank of New York Trust Company, N.A., 2 N. LaSalle Street, Suite 1020, Chicago, IL 60602, Attention: Corporate Trust Administration. The Company shall pay interest (a) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or upon written application by such Person to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, by wire transfer in immediately available funds to such Person’s account within the United States, if such Person is entitled to interest on an aggregate principal in excess of $1,000,000, which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary) or (b) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 2.04    Payments of Additional Interest. If required by Section 4.02, each Note shall bear Additional Interest in the manner set forth herein. Whenever in this Supplemental Indenture there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Additional Interest” provided for in Section 4.02 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 2.05	Exchange and Registration of Transfer of Notes; Depositary.

(a)       The Company shall cause to be kept at the corporate trust office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 3.02 being herein sometimes collectively referred to as the “Note Register,” which Note Register shall constitute a Security Register (as such term is defined in the Original Indenture) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” and shall constitute a Security Registrar (as such term is defined in the Original Indenture) for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 3.02.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 3.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously Outstanding.

None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 9 hereof.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Supplemental Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)       So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a definitive Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Supplemental Indenture and the procedures of the Depositary therefor.

Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.05(b)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as Custodian for the Depositary.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 calendar days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days or (iii) an Event of Default in respect of the Notes has occurred and is continuing, and any Noteholder has requested that the Notes be issued in definitive form in exchange for a Global Note, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form to each person that the Depositary identifies as a beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.

Definitive Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Notes to the Persons in whose names such definitive Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian, At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, converted, canceled, repurchased or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.06    CUSP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSP” numbers in all notices issued to Noteholders as a convenience to holders of the Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.07    Additional Notes; Repurchases. The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, reopen this Supplemental Indenture and issue additional Notes hereunder with the same terms and with the same CUSP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder; provided that no such additional Notes will be treated as part of the same series as the Notes unless such additional Notes will be part of the same issue as the Notes initially issued hereunder for U.S. federal income tax purposes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 1.2 of the Original Indenture, as the Trustee shall reasonably request. The Company may also from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders.

Section 2.08    Provisions of the Indenture and Notes for the Sole Benefit of the Parties and the Holders. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto, the Holders or any Note Registrar, paying agent, or conversion agent, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto, the Holders and any Note Registrar, paying agent, and conversion agent.

ARTICLE III

PARTICULAR COVENANTS OF THE COMPANY

Section 3.01    Payment of Principal, Premium and Interest. The Company covenants and agrees that it will cause to be paid the principal of and premium, if any (including the Fundamental Change Repurchase Price), and accrued and unpaid interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Each installment of interest on the Notes, may be paid by mailing checks for the amount payable to Noteholders entitled thereto as they shall appear on the registry books of the Company; provided that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the application of such holder in writing to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, interest on such holder’s Notes shall be paid by wire transfer in immediately available funds to such holder’s account in the United States, which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary; provided further that payment of interest made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.

Section 3.02    Maintenance of Office or Agency. The Company will maintain in the United States, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office or the office or agency of the Trustee.

The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the corporate trust office and the office or agency of the Trustee each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 3.03    Existence. Except as permitted by Section 7.01, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. For purposes of the Notes, this Section 3.03 supersedes and replaces Section 10.5 of the Original Indenture in its entirety.

Section 3.04    Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 3.05    Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending on June 30, 2009) an Officers’ Certificate stating whether or not each signer thereof has knowledge of any failure by the Company to comply in all material respects with all conditions and covenants then required to be performed under the Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible and in any event within 30 calendar days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto.

Section 3.06    Additional Interest. If Additional Interest is payable by the Company, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a responsible officer of the Trustee receives at the corporate trust office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

Section 3.07    Further Instruments and Acts. Upon request of the Trustee or as necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 3.08    Reporting Obligations. (a) The Company shall provide the Trustee with a copy of the reports the Company must file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act no later than 15 calendar days after those reports are filed with the Commission.

(b)       The Company also shall comply with the other provisions of Section 3 14(a) of the Trust Indenture Act.

(c)       For purposes of the Notes, the provisions of this Section 3.08 supersede and replace in their entirety the provisions of Section 7.4 of the Original Indenture.

ARTICLE IV

DEFAULTS AND REMEDIES

Section 4.01    Events of Default. In replacement of those Events of Default set forth in Section 5.1 of the Original Indenture, the following events shall be the only Events of Default with respect to the Notes:

(a)       default in the payment of the principal of the Notes when the same shall become due and payable, whether at maturity or otherwise; or

(b)       failure by the Company to pay the cash and issue the shares (if any) owing upon conversion of any Note (including any Additional Shares) within the time period required under Article VIII; or

(c)       failure to pay any interest amounts on any Note when due if such failure continues for 30 days;

(d)       failure by the Company to comply with its obligations upon consolidation, merger, or convey, transfer or lease of all or substantially all of the Company’s properties and assets as required under Article VII; or

(e)       failure by the Company to issue a Fundamental Change Company Notice when such notice becomes due in accordance with Section 9.01(b); or

(f)        failure by the Company to comply with its obligations to repurchase the Notes as required under Article IX; or

(g)       failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in this Indenture applicable to the Notes (other than a covenant or agreement, the default in the performance of which is elsewhere in this Section specifically dealt with), but other than a covenant included in the Indenture solely for the benefit of a different series of the Company’s debt securities, which failure to comply continues for a period of 90 days after the date on which written notice stating that it is a “Notice of Default,” specifying such failure and requiring the Company to remedy the same shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the

Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding; or

(h)       any indebtedness for borrowed money of the Company or one of the Company’s Significant Subsidiaries in an outstanding principal amount in excess of $20 million is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, and such indebtedness is not discharged, and such default remains uncured or such acceleration is not rescinded within 60 days after the date on which written notice stating that it is a “Notice of Default,” specifying such failure and requiring the Company to remedy the same shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding; or

(i)        failure by the Company or one of the Company’s Significant Subsidiaries to pay, discharge or stay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $50 million, within 60 days after the date on which written notice stating that it is a “Notice of Default,” specifying such failure and requiring the Company to remedy the same shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding; or

(j)        the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(k)       the commencement by the Company or any of its Significant Subsidiaries of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any of its Significant Subsidiaries, or the filing by the Company or any of its Significant Subsidiaries of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or of

any substantial part of its property, or the making by the Company or any of its Significant Subsidiaries of an assignment for the benefit of creditors, or the admission by the Company or any of its Significant Subsidiaries in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Significant Subsidiaries in furtherance of any such action.

Section 4.02    Sole Remedy for Failure to Report. Notwithstanding any other provision of the Indenture, if the Company so elects, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations under Section 3.08 will, for the period beginning on the 91st calendar day and ending on the 180th day after the written notice of the occurrence of such failure to report from the Trustee or holders of 25% of the Outstanding principal amount of the Notes, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes and, if the Company so elects, for the period beginning on the 181st calendar day and ending on the 360th day after the written notice of the occurrence of such failure to report from the Trustee or holders of 25% of the Outstanding principal amount of the Notes, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes (the “Additional Interest”). This Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. If the Company so elects, this Additional Interest will accrue on all Outstanding Notes from and including the 91st day following the date of such written notice of the failure to comply with Section 3.08 to but not including the date on which the Event of Default relating to the reporting obligations as set forth in Section 3.08 shall have been cured or waived. On the 270th calendar day after the Commencement of such Additional Interest (if such violation is not cured or waived prior to such 270th calendar day), the Notes will be subject to acceleration as provided in Section 5.2 of the Original Indenture.

In order to exercise the extension right and elect to pay the Additional Interest as the sole remedy following the occurrence of any Event of Default relating to the failure to comply with Section 3.08 in accordance with the preceding paragraph, the Company must notify all Noteholders and the Trustee and Paying Agent of such election prior to the close of business on the 91st calendar day after the written notice to the Company of such failure to report (or, if such date is not a Business Day, on the first Business Day thereafter). Upon the Company’s failure to timely give such notice, the Notes will be subject to acceleration as provided in Section 5.2 of the Original Indenture.

For the avoidance of doubt, the provisions of this Section 4.02 will not affect the rights of Noteholders in the event of the occurrence of any other Event of Default.

ARTICLE V

[RESERVED]

ARTICLE VI

MODIFICATIONS AND AMENDMENTS

Section 6.01    Modifications and Amendments Without Consent of Noteholders. In addition to the matters described in Section 9.1 of the Original Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture, supplemental indenture or amendment to this Supplemental Indenture (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Noteholders:

(a)       to cure any ambiguity, omission, defect or inconsistency in the Indenture or conform the terms of the Indenture to the “Description of the Notes” in the Prospectus Supplement dated June 18, 2008; or

(b)       to provide for succession as contemplated in Article VII hereof and Article 8 of the Original Indenture; or

(c)	that does not adversely affect the rights of any Holder; or

(d)       to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act as then in effect; or

Any indenture, supplemental indenture or amendment to this Supplemental Indenture authorized by the provisions of this Section 6.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Outstanding Notes, notwithstanding any of the provisions of Section 6.02 hereof or Section 9.2 of the Original Indenture.

Section 6.02    Modifications and Amendments With Consent of Noteholders. With the consent (evidenced as provided in Section 1.4 of the Original Indenture or in accordance with the procedures of the Depositary) of the holders of at least a majority of Outstanding principal amount of the Notes (determined in accordance with Section 1.4 of the Original Indenture and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by a Board Resolution and the Trustee, at the Company’s expense, may from time to time enter into an indenture, supplemental indenture or amendment to this Supplemental Indenture or the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Supplemental Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that in addition to the matters described in the proviso to Section 9.2 of the Original Indenture, with respect to the Notes, no such amendment shall, without the consent of each Noteholder affected hereby:

(a)       make any change that impairs or adversely affects the conversion rights of any Notes;

(b)       reduce any amount payable upon repurchase of any Note (including the Fundamental Repurchase Price) or change the time at which or circumstances under which the Notes may or shall be repurchased; or

(c)       reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the holders of the Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

(d)       change the ranking of the Notes within the Company’s Indebtedness; or

(e)       impair the right of a Noteholder of the Notes to receive payment of principal of and interest on such Noteholder’s Notes on or after the due dates therefor; or

(f)        modify any of the provisions of this Section which require each Noteholder’s consent or provision in the Indenture that require waiver by the Noteholders.

Section 6.03    Amendment Notification. Upon the effectiveness of any amendment to this Supplemental Indenture or the Notes, the Company will deliver (or cause the Trustee to deliver) to the holders of Notes a notice briefly describing such amendment, provided, that the failure to deliver such notice to all of the holders of Notes, or any defect in such notice, will not impair or otherwise affect the validity of such amendment.

ARTICLE VII

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 7.01    Company May Consolidate, Etc. on Certain Terms. Notwithstanding anything to the contrary in Section 8.1 of the Original Indenture, which Section is hereby superseded and replaced in its entirety by this Section 7.01 for purposes of the Notes, the Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of the Company’s properties and assets to any successor Person in a single transaction or series of transactions, unless:

(a)	either:

(i)        the resulting, continuing, surviving or transferee Person is the Company;

or

(ii)       the resulting, continuing, surviving or transferee Person, if other than the Company, is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture;

(b)       immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(c)       the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 7.01 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(d)       the Company has satisfied any other applicable conditions in the Indenture.

Any reference in the Original Indenture to Section 8.1 therein shall, for the Notes, be deemed a reference to this Section 7.01.

ARTICLE VIII

CONVERSION OF NOTES

Section 8.01    Right to Convert. (a) Subject to the provisions of this Article VIII, on or prior to the close of business on the Business Day immediately preceding the Maturity Date, each Noteholder shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such holder’s Note into cash, and, if applicable, Common Stock based on the Conversion Rate, unless such Notes have been previously repurchased or are subject to a Fundamental Change Repurchase Notice that has not been validly withdrawn. The obligation of the Company to convert the Notes is referred to as the “Conversion Obligation.” If a Noteholder has exercised its right to require the Company to repurchase its Notes under Article 9, such Noteholder may convert its Notes only if it withdraws its notice and converts its Notes before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date. The delivery to the Noteholder of the Settlement Amount together with any cash payment for such holder’s fractional shares, will be deemed to satisfy the Company’s obligation to pay the principal amount of the Notes and to satisfy the Company’s obligation to pay accrued and unpaid interest through the Conversion Date, except as provided in Section 8.02(i).

Prior to March 15, 2013, the Notes are convertible only in the circumstances described below in clauses (i)-(iii). On or after March 15, 2013, a Noteholder may surrender Notes for conversion at any time prior to the close of business on the Business Day preceding the Maturity Date without regard to such conditions.

(i)        Conversion Upon Satisfaction of Common Stock Price Condition. Notes may be converted during any calendar quarter commencing after June 30, 2008, and only during such quarter, if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the calendar quarter immediately preceding such calendar quarter (appropriately adjusted to take into account the occurrence, during such 30 consecutive Trading Days, of any event requiring adjustment of the Conversion Price under this Indenture) is more than 130% of the Conversion Price on such 30th Trading Day.

(ii)       Conversion Upon Satisfaction of Trading Price Condition. Notes may be converted during the five consecutive Business Days after any ten consecutive Trading Days on which the Trading Price of $1,000 principal amount of Notes, as determined by the Bid Solicitation Agent following a request by a Noteholder in accordance with the procedures described below in Section 8.01(c), for each Trading Day of such ten Trading Days was less than 97% of the product of the Last Reported Sale Price of the Common Stock for such Trading Day and the Conversion Rate.

(iii)	Conversion Upon Specified Corporate Transactions.

A Note may be converted during the applicable time period specified below if:

(A)      the Company makes a distribution to all or substantially all holders of Common Stock of rights, warrants or options entitling them (for a period commencing no earlier than the date of distribution and expiring not more than 45 calendar days after the Record Date of the distribution) to subscribe for or purchase shares of Common Stock at a price per share less than the average Last Reported Sale Prices of the Common Stock for the 10 Trading Days immediately preceding the date such distribution was first publicly announced;

(B)      the Company makes a distribution to all or substantially all holders of Common Stock, of cash or other assets, debt securities, or rights or warrants to purchase the Company’s securities (other than those referred to above), where the fair market value of such distribution per share of Common Stock (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) exceeds 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date such distribution was first publicly announced;

(C)      the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction (in each case other than with one of the Company’s wholly-owned Subsidiaries), in each case pursuant to which the Common Stock would be converted into (or holders of Common Stock would be entitled to receive) cash, securities or other property; or

(D)	a Make-Whole Fundamental Change occurs.

In the event of a distribution described in Sections 8.0l(a)(iii)(A) and (B), the Company shall cause a written notice of such distribution to be given to the Trustee and the Conversion Agent and to be mailed to each Noteholder no later than 20 Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Noteholders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the Company’s announcement that such distribution will not take place. If such distribution does not occur as anticipated, the Company will issue a press release and notify the holders who have elected to convert their Notes promptly after the Company determines that such transaction will not occur and each such holder may elect to withdraw any then pending election to convert by a written notice of withdrawal delivered to the Conversion Agent within 10 Business Days (or longer period if required by law) after the Company makes such announcement. In such event, the Noteholders who do not make such a withdrawal election will receive the applicable Settlement Amount with respect to Notes surrendered for conversion three Trading Days following the later of (i) the end of the applicable Cash Settlement Averaging Period or (ii) the expiration of the 10 Business Day (or longer period if required by law) withdrawal period referred to above.

In the event of a transaction described in Section 8.01(a)(iii)(C), the Company shall cause a written notice of such transaction to be given to the Trustee and the Conversion Agent and to each Noteholder no later than the date on which such transaction becomes effective. Once the Company has given such notice, Noteholders may surrender their Notes for conversion at any time from and including the Effective Date of such transaction until and including the date that is 30 calendar days after the Effective Date of such transaction.

In the event of a Make-Whole Fundamental Change, the Company shall give notice to the Trustee, the Conversion Agent and the Noteholders in accordance with the provisions of Section 8.03(d). Once the Company has given such notice, Noteholders may surrender their Notes for conversion at any time from and including the Effective Date of such transaction (or 15 Trading Days prior to the date the Company has announced as the anticipated Effective Date of the Make-Whole Fundamental Change if such event constitutes a Fundamental Change as described under clause (d) of the definition of Fundamental Change) until and including the date that is 30 calendar days after the Effective Date of such transaction; provided, however, the Company will have no obligation to deliver any Settlement Amount in respect of any such conversion prior to the Effective Date of such Make-mole Fundamental Change.

In the case of an event constituting a Fundamental Change as described under clause (d) of the definition of Fundamental Change, if the Company determines that such transaction will not occur on substantially the terms anticipated, the Company will not be obligated to increase the Conversion Rate pursuant to Section 8.03, regardless of the fact that holders may have elected to convert Notes in anticipation of the Effective Date of such event and the Company will issue a press release and notify the holders who have elected to convert their Notes promptly after the Company determines that such transaction will not occur and each such holder may elect to withdraw any then pending election to convert by a written notice of withdrawal delivered to the Conversion Agent within 10 Business Days (or longer period if required by law) after the Company makes such announcement. In such event, the Noteholders who do not make such a withdrawal election will receive the applicable Settlement Amount with respect to Notes surrendered for conversion three Trading Days following the later of (i) the end of the applicable Cash Settlement Averaging Period or (ii) the expiration of the 10 Business Day (or longer period if required by law) withdrawal period referred to above.

(b)       For each quarter of the Company commencing prior to March 15, 2013, the Company shall determine, on the first Business Day following the last Trading Day of the immediately preceding quarter, whether the Notes are convertible pursuant to clause (i) of Section 8.01(a). If the conditions set forth in clause (i) of Section 8.01(a) have been met, the Company shall so notify the Trustee and mail to each Noteholder a written notice.

(c)       The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes pursuant to clause (ii) of Section 8.01(a) unless the Company has requested such determination in writing; and the Company shall have no obligation to make such request unless a Noteholder properly makes such a request in writing to the Company and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes on a recent date on or prior to the date of such request would be less than 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate then in effect on such date. If a Noteholder provides such evidence or if the Company otherwise elects to require such determination, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Notes is greater than or equal to 97% of the product of the Last Reported Sale price of the Common Stock and the Conversion Rate on such date. The Bid Solicitation Agent shall promptly notify the Company of its determination on each such day. If the condition set forth in clause (ii) of Section 8.01(a) has been met, the Company shall so notify the Noteholders.

(d)       For purposes of close (ii) of Section 8.01(a), if the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of Notes from an independent nationally recognized securities dealer on a Trading Day, then the Trading Price of Notes will be deemed to be less than 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such Trading Day.

Section 8.02	Conversion Procedure; Payment Upon Conversion.

(a)       Subject to this Section 8.02, the Company will satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes surrendered for conversion in cash and shares of fully paid Common Stock, if applicable, by delivering a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the applicable Cash Settlement Averaging Period.

Except as otherwise provided herein, the Company shall deliver the Settlement Amount to the Noteholders who have surrendered Notes for conversion on the third Business Day immediately following the last day of the Cash Settlement Averaging Period in respect of such Notes; provided that, in the event of Reference Property which consists entirely of assets under clauses (b) and (c) of the definition of Daily Conversion Value, the Company shall pay the Settlement Amount as promptly as practicable, but in no event later than the third Business Day after the date of determination of the value of such consideration, provided that no payment will be made prior to the occurrence of the applicable Reference Property transaction.

The (i) Conversion Rate, (ii) cash component of the Settlement Amount, (iii) number of full shares of Common Stock, if any, to be delivered, and (iv) cash deliverable in lieu of fractional shares pursuant to Section 8.02(k), if any, shall be determined by the Company promptly following the last day of the Cash Settlement Averaging Period. Promptly after such determination, the Company shall provide written notice to the Trustee and the Conversion Agent of such determination. The Trustee and the Conversion Agent shall have no responsibility for any such determination.

(b)       Before any holder of a Note shall be entitled to convert the same as set forth above, such holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 8.02(i) and, if required, all transfer or similar taxes, if any, as set forth Section 8.02(f) and (ii) in the case of a Note issued in certificated form, (1) complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (Exhibit B hereto) (a “Notice of Conversion”) at the office of the Conversion

Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for the shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, (3) if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 8.02(i), (4) if required, furnish appropriate endorsements and transfer documents, and (5) if required, pay all transfer or similar taxes, if any, as set forth in Section 8.02(f). The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article 8 on the date of such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a holder thereof if such holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice, as the case may be, in accordance with Section 9.02.

If more than one Note shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)       Upon effectiveness of corporate transactions specified in Section 8.06, the Company will settle conversion with respect to such transactions as described above (based on the Conversion Rate as increased by the Additional Shares (if any) as set forth in Section 8.03, as applicable) on the later to occur of (i) the third Trading Day immediately following the Effective Date of the transaction and (ii) the third Trading Day following the last day of the applicable Cash Settlement Averaging Period.

(d)       A Note shall be deemed to have been converted immediately prior to the close of business on the date that the holder has complied with the requirements set forth in Section 8.02(b) above (the “Conversion Date”). The payment of cash and delivery of shares of Common Stock, if any, and the payment of cash, if any, in lieu of fractional shares, pursuant to Section 8.02(a) in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in Section 8.02(a) or 8.02(c) or elsewhere in this Supplemental Indenture by (i) payment of the cash comprising a portion of the Settlement Amount (including amounts of cash in lieu of the issuance of any fractional shares, if any), and (ii) by issuing or causing to be issued, and delivering to the Conversion Agent or to such holder, or such holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such holder shall be entitled as part of such Conversion Obligation.

(e)       In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, provided, that the Company and the Trustee may refuse to deliver such new Note or Notes in a name other than the surrendering Noteholder’s name until the Trustee receives a sum sufficient to pay any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Noteholder of the new Notes issued being different from the name of the Noteholder of the old Notes surrendered.

(f)        If a holder submits a Note for conversion, the Company shall pay all documentary, stamp or similar issue or transfer tax, if any, that may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, upon the conversion. However, the holder shall pay any such tax that is due because the holder requests any such shares of Common Stock to be issued in a name other than the holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(g)       Except as provided in Section 8.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article.

(h)       Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(i)        If Notes are converted after the close of business on an Interest Record Date but prior to the open of business on the immediately following Interest Payment Date, holders of such Notes as of the close of business on the Interest Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes, upon surrender for conversion during the period from the close of business on any Interest Record Date but prior to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of the interest payable on the Notes so converted; provided, however ,that no such payment shall be required (1)to the extent of any overdue interest, if any, existing at the time of conversion with respect to such Note or (2) if the Notes are surrendered for conversion after the close of business on the Interest Record Date immediately preceding the Maturity Date and before the close of business on the Business Day immediately preceding the Maturity Date. Except as described above, no payment or adjustment will be made for accrued and unpaid interest on converted Notes.

(j)        The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the last Trading Day of the Cash Settlement Averaging Period; provided, however, if the last Trading Day of the Cash Settlement Averaging Period occurs on any date when the stock transfer books of the Company shall be closed, such occurrence shall not be effective to constitute the Person or Persons entitled to receive any such shares of Common Stock due upon conversion as the record holder or holders of such shares of Common Stock on such date, but such occurrence shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open. Upon conversion of Notes, such Person shall no longer be a Noteholder.

(k)       No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share), as determined by the Company, in an amount equal to the same fraction of the average of the Applicable Stock Prices on each Trading Day of the applicable Cash Settlement Averaging Period. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. For purposes of the foregoing, fractional shares arising from the calculation of the Daily Settlement Amount for any day in the Cash Settlement Averaging Period shall be aggregated with fractional shares of all other days in such period in determining the Settlement Amount, and any whole shares resulting therefrom shall be issued and any remaining fractional shares shall be paid in cash.

(l)        When a Noteholder surrenders Notes for conversion, the Company may direct, in writing, the Conversion Agent to surrender such Notes to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Institution must agree to deliver, in exchange for such Notes, cash and the number of shares of Common Stock, if any, due upon conversion based upon the Conversion Rate in full satisfaction of the Conversion Obligation, as determined pursuant to Section 8.02(a). By the close of business on the Scheduled Trading Day immediately preceding the start of the Cash Settlement Averaging Period (or, if provision of notice on such date is impracticable, promptly following conversion), the Company will provide written notification to the Noteholder surrendering the Notes for conversion that it has directed the Designated Institution to make an exchange in lieu of conversion. If the Designated Institution accepts any such Notes, it will deliver the cash, and if any, the number of shares of Common Stock due upon conversion to the Conversion Agent, and the Conversion Agent will deliver such cash and shares of Common Stock to the converting Noteholder. Any Notes exchanged by the Designated Institution will remain Outstanding. If the Designated Institution does not accept the Notes for exchange or agrees to accept any Notes for exchange but does not timely deliver the related cash and shares of Common Stock, the Company will, as promptly as practical thereafter (but in any event, no later than the third Trading Day immediately following the last Trading Day of the relevant Cash Settlement Averaging Period) convert the Notes as set forth under Section 8.02(a). The Company’s designation of a Designated Institution to which the Notes may be submitted for exchange does not require the Designated Institution to accept any Notes. The Company will not pay any consideration to, or otherwise enter into any agreement with, the Designated Institution for or with respect to such designation.

Section 8.03    Increase of Conversion Rate Upon Conversion Upon Make-Whole Fundamental Changes. (a) If a Noteholder elects to convert Notes in connection with a Make- Whole Fundamental Change, then the Conversion Rate of the Notes being converted by such Noteholder shall be increased by an additional number of shares of Common Stock (the

“Additional Shares”) if any, as described herein. For purposes of this Section 8.03, any conversion of the Notes by a Noteholder will be deemed to be “in connection with” such Make- Whole Fundamental Change if it occurs during the period that begins on the Effective Date of such Make-Whole Fundamental Change (or 15 Trading Days prior to the date the Company has announced as the anticipated Effective Date of such Make-Whole Fundamental Change pursuant to clause (d) below if such event constitutes a Fundamental Change as described under clause (d) of the definition of Fundamental Change) and ends on (and includes) the Business Day prior to the Fundamental Change Repurchase Date relating to such Make-Whole Fundamental Change. In the case of a transaction described in clause (d) of the definition of Fundamental Change, if the Company determines that such transaction will not occur on substantially the terms anticipated, the Company will not be obligated to increase the Conversion Rate, regardless of the fact that holders may have elected to convert Notes in anticipation of the effective date of such event, and the Company will issue a press release and notify the holders who have so elected to convert their Notes promptly after the Company determines that the transaction in question will not occur. Each such holder may then elect to withdraw any election to convert by a written notice of withdrawal delivered to the Conversion Agent within 10 Business Days after the Company announces that the transaction will not occur as anticipated (or longer period if required by applicable law).

The increase in the Conversion Rate in connection with a Make-Whole Fundamental Change, expressed as a number of Additional Shares, will be determined by the Company by reference to the table and adjustments thereto in Section 8.03(b), based on the Effective Date of the Make-Whole Fundamental Change and the applicable Stock Price.

(b)       he following table sets forth the Effective Date and number of Additional Shares by which the Conversion Rate will be increased upon a conversion in connection with a Make-Whole Fundamental Change that occurs in the corresponding period to be determined by reference to the Stock Price and Effective Date of the Make-Whole Fundamental Change:

Number of Additional Shares

(per $1,000 principal amount of Notes)

Effective Date					Stock Price
	$72.00	$85.00	$105.00	$125.00	$145.00	$165.00	$185.00	$205.00	$225.00
June 24, 2008	2.9957	2.1820	1.4548	1.0453	0.7936	0.6276	0.5119	0.4274	0.3633
June 15, 2009	2.9957	2.1105	1.3464	0.9336	0.6903	0.5360	0.4319	0.3579	0.3029
June 15, 2010	2.9957	2.0084	1.1960	0.7827	0.5541	0.4177	0.3305	0.2712	0.2285
June 15, 2011	2.9957	1.8497	0.9761	0.5727	0.3734	0.2672	0.2057	0.1670	0.1407
June 15, 2012	2.9957	1.553 1	0.6111	0.2632	0.1354	0.0862	0.0646	0.0532	0.0459
June 15, 2013	2.9957	0.8676	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i)        if the actual Stock Price of such Make-Whole Fundamental Change is between two Stock Prices listed in the table above under the column titled “Stock Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the number of Additional Shares for such Make-Whole Fundamental Change shall be determined by the Company by a straight-line interpolation between the number of Additional Shares set forth for such higher and lower Stock Prices, or for such earlier and later Effective Dates based on a 365 day year, as applicable;

(ii)       if the actual Stock Price of such Make-Whole Fundamental Change is greater than $225.00 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), or if the actual Stock Price of such Make-Whole Fundamental Change is less than $72.00 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), then the number of Additional Shares shall be equal to zero and this Section 8.03 shall not require the Company to increase the Conversion Rate with respect to such Make-Whole Fundamental Change;

(iii)      if an event occurs that requires, pursuant to Section 8.04, an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled “Stock Price” shall be adjusted so that such Stock Price, at and after such time, shall be equal to the product of (1) such Stock Price as in effect immediately before such adjustment to such Bock Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with Section 8.04, immediately after such adjustment to the Conversion Rate; and

(iv)      each number of Additional Shares set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 8.04.

In no event will the Conversion Rate after adjustment described in this Section 8.03(b) exceed 13.8889 per $1,000 principal amount of Notes, subject to adjustments as set forth in Section 8.04.

(c)       For the avoidance of doubt, the increases provided for in Section 8.03 shall only be made with respect to the Notes being converted in connection with such Make- Whole Fundamental Change and shall not be effective as to any Notes not so converted.

(d)       As soon as practicable after the Company determines the anticipated Effective Date of any proposed Make-Whole Fundamental Change and no later than the 15th Scheduled Trading Day prior to the date on which such Make-Whole Fundamental Change is anticipated to become effective, or if later, promptly upon becoming aware of such transaction, the Company shall provide written notice of such anticipated Effective Date to the Trustee and the Conversion Agent and mail a notice to each Noteholder, and shall issue a press release indicating, and publicly announce, through a public medium that is customary for such announcements, and publish on the Company’s website, the anticipated Effective Date of such proposed Make-Whole Fundamental Change. Each such notice, press release notice, announcement and publication shall also state that in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Notes entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Notes must be surrendered in order to be entitled to such increase). No later than the actual Effective Date of each Make- Whole Fundamental Change, the Company shall provide written notice to the Trustee and the Conversion Agent and mail a notice to each Noteholder, and shall issue a press release indicating, and publicly announce, through a public medium that is customary for such announcements, and publish on the Company’s website, such Effective Date and the amount by which the Conversion Rate has been so increased.

Section 8.04    Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)       In case the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock to all holders of the outstanding shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR’=CR 0 X   OS’

OS 0

where,

CR 0	=

the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CR’	=

the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS 0	=

the number of outstanding shares of Common Stock immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and

0S’	=

the number of outstanding shares of Common Stock immediately after such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be.

Such adjustment shall become effective immediately after the open of business on the Ex- Dividend Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 8.04(a) is declared but not so paid or made, or any split or combination of the type described in this Section 8.04(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the new Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or share combination had not been announced.

(b)       In case the Company shall distribute to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than 45 calendar days after the Record Date of such distribution to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock on the 10 Trading Days immediately preceding the date that such distribution was first publicly announced, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR 0 X   OS 0+ X

OS 0 + Y

where,

CR 0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR’	=	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;
OS 0	=	the number of outstanding shares of the Common Stock immediately prior to the open of business on the Ex-Dividend Date for such distribution;
X	=	the total number of shares of the Common Stock issuable pursuant to such rights or warrants; and
Y	=

the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution of such rights or warrants.

Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the applicable Last Reported Sale Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. In no event shall the Conversion Rate be decreased pursuant to this Section 8.04(b), except for readjustments described above.

(c)       In case the Company shall distribute shares of its Capital Stock, evidences of its indebtedness or other of its assets or property other than (i) dividends or distributions covered by Section 8.04(a) or Section 8.04(b), (ii) dividends or distributions paid exclusively in cash, and (iii) Spin-offs to which the provisions set forth below in this Section 8.04(c) shall apply (any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this Section 8.04(c) called the “Distributed Property”), to all or substantially all holders of its Common Stock, then, in each such case, the Conversion Rate shall be adjusted based on the following formula:

CR’= CR 0 X	SP 0
SP 0 - FMV

where,

CR 0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR’ =	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;
SP 0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV =	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to one share of the Common Stock on the Ex- Dividend Date for such distribution.

Such adjustment shall become effective immediately prior to the open of business on the Ex- Dividend Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SPO” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall receive on the date on which the Distributed Property is distributed to holders of the Common Stock, for each $1,000 principal amount of Notes upon conversion, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Daily Conversion Rate on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Except as provided below, if the Board of Directors determines “FMV” for purposes of this Section 8.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

In lieu of the foregoing, with respect to an adjustment pursuant to this Section 8.04(c) where there has been a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin -Off”), the Conversion Rate in effect immediately before the close of business on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off will be increased based on the following formula:

CR’ = CR 0 X          FMV + MP 0

MP 0

where,

CR 0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off;
CR’	=	the new Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off;
FMV	=

the average of the last reported sale prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock on its principal trading market applicable to one share of the Common Stock over the 10 consecutive

Trading Days immediately following, and including, the effective date of the

Spin-Off; and

MP 0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Days immediately following, and including, the effective date of the Spin-Off.

The adjustment to the Conversion Rate under the preceding paragraph shall become effective immediately prior to the open of business on the day immediately following the tenth Trading Day immediately following, and including, the effective date of the Spin-Off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days immediately following, and including, the effective date of any Spin-Off, references in the portion of this Section 8.04(c) related to Spin-offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days (but in no event fewer than five Trading Days) as have elapsed between the effective date of such Spin-Off and the Conversion Date for such conversion. If such Spin-Off is not consummated or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Spin-Off had not been declared.

(d)       If any cash dividend or distribution is made to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’=CR 0 X               SP 0

SP 0 - C

where,

CR 0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;
CR’	=	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
SP 0	=	the average of the Last Reported Sale Price of the Common Stock on the ten Trading Days immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C	=	the aggregate amount of cash so distributed applicable to one share of Common Stock.

Such adjustment shall become effective immediately after the open of business on the Ex- Dividend Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than SPO as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Notes upon conversion, the amount of cash such holder would have received had such holder owned a number of shares equal to the Daily Conversion Rate on the Record Date for such distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 8.04(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into cash and more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 8.04(d), references in this Section to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of an amount of cash and shares equal to the number of shares of each class of Common Stock into which the Notes are then convertible plus the cash issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e)       If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Days commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’ = CR 0 X  AC + (SP’ X 0S’)

OS 0 X SP’

where,

CR 0	=

the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Days commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=

the new Conversion Rate in effect immediately after the close of business on the day immediately following the tenth Trading Day immediately following, and including, the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS 0	=	the number of outstanding shares of Common Stock immediately prior to the date such tender or exchange offer expires;
0S’	=

the number of outstanding shares of Common stock immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange pursuant to such tender offer or exchange offer); and

SP’	=

the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Days commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, such adjustment to become effective immediately after the close of business on the day immediately following the tenth Trading Day immediately following, and including, the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 8.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date for such conversion, but in no event less than five Trading Days. If the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all or any portion of such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected. In no event shall the Conversion Rate be decreased pursuant to this Section 8.04(e), except with respect to readjustment described above.

(f)        For purposes of this Section 8.04, the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g)       Except as expressly stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.

(h)       In addition to those required by clauses Section 8.04(a), (b), (c), (d) and of this Section 8.04, and to the extent permitted by applicable law and subject to the applicable rules of the National Securities Exchanges, the Company from time to time may (but is under no obligation to) increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.05 a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)	For avoidance of doubt, the Conversion Rate will not be adjusted:

(i)        upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(ii)       upon the issuance of any shares of the Common Stock or restricted stock units or options or rights (including stockholder appreciation rights) to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)      upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued or issued after such date and not expressly covered by a transaction described in 8.04(a), 8.04(b), 8.04(c), 8.04(d) or 8.04(e);

(iv)      upon the issuance of any shares of the Common Stock not otherwise described in this Section 8.04(i) that is not expressly covered by Sections 8.04(a), 8.04(b),

8.04(c), 8.04(d) or 8.04(e), regardless of the price at which such Common Stock are issued;

(v)       upon the repurchase of any of the Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in this Section 8.04;

(vi)	for a change in the par value of the Common Stock;
(vii)	for accrued and unpaid interest, if any; or

(viii)    for any transactions described in this Section 8.04, if Noteholders participate (as a result of holding the Notes, and at the same time as holders of Common Stock participate) in such transactions as if such Noteholders held a number of shares of Common Stock equal to the Applicable Daily Conversion Rate at the time such adjustment would be required, multiplied by the principal amount (expressed in thousands) of Notes held by such Noteholder, without having to convert their Notes.

(j)        All calculations and other determinations under this Article 8 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. Notwithstanding anything in this Section 8.04, the Company will not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% of the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and take them into account when determining subsequent adjustments. In addition, the Company will make any carry forward adjustments not otherwise effected (i) upon conversion of the Notes, (ii) upon required repurchases of the Notes in connection with a Fundamental Change, and (iii) 25 Scheduled Trading Days prior to the Maturity Date of the Notes. No adjustment to the Conversion Rate will be made if it results in a Conversion Price that is less than the par value (if any) of Common Stock.

(k)       Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.05, within 10 calendar days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)        For purposes of this Section 8.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m)      The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during any consecutive Trading Day period used for the measurement of any adjustment required under this Section 8.04.

Section 8.05    Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 8.06    Effect of Reclassification, Consolidation, Merger or Sale; Treatment of Reference Property.

(a)       Upon the occurrence of (i) any reclassification of the Common Stock (other than a change only in par value, or from par value to no par value, or from no par value to par value, or change as a result of a subdivision or combination of Common Stock), (ii) any consolidation, merger or combination involving the Company, or (iii) any sale or conveyance to another Person of the property and assets of the Company as an entirety or substantially as an entirety, and pursuant to such reclassification, consolidation, merger, combination, sale or conveyance, the Common Stock is converted into or exchanged for stock, other securities, other property or assets (including cash) or any combination thereof (any such event a “ Merger Event”), then the Company, or such successor or surviving, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such Merger Event, execute and deliver to the Trustee a supplemental indenture providing that, at the effective time of the Merger Event, the right to receive shares of the Common Stock upon conversion of a Note, if any, will be changed into the right to receive the kind and amount of shares of stock, other securities or other property or assets (including cash) or any combination thereof that a holder would have been entitled to receive (the “Reference Property”) upon such transaction in respect of such Common Stock. From and after the Effective Time of such transaction, (i) Conversion Rate will relate to units of such Reference Property (a “unit” of Reference Property being the kind and amount of Reference Property that a holder of one share of the Common Stock would receive in such transaction) and (ii) the Daily Conversion Values will be determined based on the value of one unit of Reference Property determined as provided under the definition of Daily Conversion Value.

In the event the Company shall execute a supplemental indenture pursuant to this Section 8.06, the Company shall promptly give the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at its address appearing on the Note Register provided for in this First Supplemental Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(b)       If the Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of such consideration received by the holders of Common Stock that affirmatively make such an election.

(c)       None of the foregoing provisions shall affect the right of a Noteholder to convert its Notes in accordance with the provisions of this Article 8 prior to the effective date of such Merger Event. The provisions of this Section 8.06 shall similarly apply to successive Merger Events.

Section 8.07	Certain Covenants.

(a)       Subject to Section 8.02(f) hereof, the Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)       The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company shall, to the extent then permitted by the rules and interpretations of such governmental authority(ies), secure such registration or approval, as the case may be.

(c)       The Company further covenants that if at any time the Common Stock shall be listed on any National Securities Exchange or automated quotation system the Company shall, if permitted and required by the rules of the relevant exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 8.08    Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 8.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.1 of the Original Indenture, may accept

(without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

ARTICLE IX

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 9.01	Repurchase at Option of Holders upon a Fundamental Change.

(a)       In the event a Fundamental Change shall occur at any time when any Notes remain Outstanding, each Noteholder shall have the right, at such holder’s option, to require the Company to purchase all of such holders’ Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof on a date specified by the Company (the “Fundamental Change Repurchase Date”) that is not less than 20 nor more than 35 calendar days (or any longer period required by law) after the Effective Date for such Fundamental Change, at a purchase price in cash equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). If such Fundamental Change Repurchase Date falls after a Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company shall instead pay the principal amount to the Noteholders surrendering the Notes for repurchase pursuant to this Section 9.01, and pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record on the close of business on the corresponding Interest Record Date. Repurchases of Notes under this Section 9.01 shall be made on the Fundamental Change Repurchase Date, at the option of the holder thereof, upon:

(i)        delivery to the Paying Agent by a Noteholder of a duly completed notice in the form set forth on the reverse of the Note as Exhibit C thereto (the “Fundamental Change Repurchase Notice”) on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)       delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the corporate trust office of the Paying Agent in the United States, such book-entry transfer or delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 9.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A)      if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B)      the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)      that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture;

provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 9.01 shall be consummated by the payment of the Fundamental Change Repurchase Price promptly following the later of the Business Day following the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note as described in Section 9.03(a).

Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 9.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 9.02 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b)       Within 15 calendar days after the occurrence of a Fundamental Change, the Company shall give to the Trustee, the Paying Agent and the Conversion Agent and provide or cause to be provided to all holders of record of the Notes a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Effective Date of the Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof. Simultaneously with the providing of such notice, the Company will also publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

Each Fundamental Change Company Notice shall specify: set forth in this Section 9.01;

(i)	the events causing the Fundamental Change;
(ii)	the effective date of the Fundamental Change;
(iii)	the last date on which a holder may exercise the repurchase right
(iv)	the Fundamental Change Repurchase Price;
(v)	the Fundamental Change Repurchase Date;

(vi)      the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)     the Conversion Rate, and if applicable, any adjustments to the Conversion Rate;

(viii)    if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture;

(ix)      that the holder must exercise the repurchase right set forth in this Section 9.01 on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);

(x)       that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time; and

(xi)      the procedures that holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.01.

(c)       Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

(d)       In connection with any repurchase of Notes pursuant to this Section 9.01, the Company will, to the extent applicable:

(i)        comply with the provisions of Rule 13e-4, Rule 14e-1 and any other applicable tender offer rules under the Exchange Act;

(ii)       file a Schedule TO or any successor or similar schedule, if required under the Exchange Act; and

(iii)      otherwise comply with all applicable U.S. federal and state securities laws in connection with any offer by the Company to purchase the Notes.

Section 9.02	Withdrawal of Fundamental Change Repurchase Notice.

(a)       A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the corporate trust office of the Paying Agent in accordance with the terms hereof, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)        the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note;

(ii)       the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

(iii)      the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, as the case may be, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

Section 9.03    Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 10.03 of the Original Indenture) on or prior to 11:00 a.m., New York City time, on the Business Day following the Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price, as the case may be. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes properly surrendered for repurchase (and not withdrawn prior to the Fundamental Change Expiration Time, as applicable) will be made on the later of (i) the Business Day following the Fundamental Change Repurchase Date, as the case may be, with respect to such Note (provided the holder has satisfied the conditions in Section 9.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 9.01, by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price, as the case may be.

(b)       If by 11:00 a.m., New York City time, on the Business Day following the Fundamental Change Date, as the case may be, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased, then (i) such Notes will cease to be Outstanding and interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (ii) all other rights of the holders of such

Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price, as the case may be, upon delivery or transfer of the Notes).

(c)       Upon surrender of a Note that is to be repurchased in part pursuant to Section 9.01, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01  Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument, provided, that in the event of any conflict or inconsistency between the terms of the Original Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture shall prevail.

Section 10.02  Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

Section 10.03  Payments on Business Days. In any case where any Interest Payment Date, Maturity Date or Fundamental Change Repurchase Date is not a Business Day, then the required payment or delivery will be made on the next succeeding Business Day with the same force and effect as if made on such date, and no interest shall accrue for the period from and after such date to that next succeeding Business Day.

Section 10.04  No Security Interest Created. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 10.05  Trust Indenture Act. This Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 10.06  Benefits of Indenture. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 10.07  Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this Supplemental Indenture and the Notes

(including any determinations of the Last Reported Sale Price of the Common Stock, the Applicable Stock Price, accrued interest and the Conversion Rate). The Company shall make all such calculations in good faith and, absent manifest error; its calculations will be final and binding on Noteholders. The Company upon request shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall deliver a copy of such schedule to any Noteholder upon the written request of such Noteholder.

Section 10.08  Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.09  Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 10.10  Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be signed on their behalf by their duly authorized representatives as of the date first above written.

ENERGY CONVERSION DEVICES, INC.

By:	/s/
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A.
AS TRUSTEE

By:	/s/
Name: Benita A. Vaughn
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Pursuant to Section 2.4 of the Indenture, the foregoing legend is required.

ENERGY CONVERSION DEVICES, INC.

3.0% Convertible Senior Note due 2013

No. A-1	$

CUSIP No. 292659 AA7

Energy Conversion Devices, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to __________________,or registered assigns, the principal sum of ____________ Dollars (which amount may from time to time be increased or decreased to such other principal amounts by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on June 15, 2013.

This Note shall bear interest at the rate of 3.00% per year (subject to increase as set forth in Section 4.02 of the Supplemental Indenture) from June 24, 2008, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 15, 2013, or such later date on which the principal amount hereof shall have been paid in full. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing December 15, 2008, to holders of record at the close of business on the preceding June 1 and December 1 (whether or not such day is a Business Day), respectively.

Payment of the principal of and premium, if any, and accrued and unpaid interest on this Note shall be made at the office or agency of the Company maintained for that purpose in the United States, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Each installment of interest may be paid by check mailed to such holder’s address as it appears in the Note Register; provided, however, that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the application of such holder in writing to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, accrued and unpaid interest on such holder’s Notes shall be paid by wire transfer in immediately available funds to such holder’s account in the United States, which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash and Common Stock, if any, on the terms set forth in the Indenture.

This Note shall be governed by the laws of the State of New York.

This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ENERGY CONVERSION DEVICES, INC.

By:	________________________

Name:

Title:

Dated:

ATTEST:

______________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within- mentioned Indenture.

The Bank of New York Trust Company, N.A.

By: ___________________________

Authorized Signature

[FORM OF REVERSE OF NOTE]

ENERGY CONVERSION DEVICES, INC.

3.0% Convertible Senior Note due 2013

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.0% Convertible Senior Notes due 2013 (herein called the “Notes”), issued or to be issued under and pursuant to an Indenture dated as of June 24,2008 by and between the Company and The Bank of New York Trust Company, N.A. (herein called the “Trustee”) (herein called the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of June 24, 2008 by and among the Company and the Trustee (herein called the “First Supplemental Indenture” and the Original Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”) to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, except as set forth in Section 4.02 of the Supplemental Indenture, the principal of, premium, if any, and interest on all Notes may be declared, by either the Trustee or Noteholders of not less than 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority of Outstanding principal amount of the Notes, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority of Outstanding principal amount of the Notes may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Noteholder of the new Notes issued upon such exchange of Notes being different from the name of the Noteholder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund.

Subject to the provisions of the Indenture, the holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash and shares of Common Stock, if any, based on the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common	UNIF GIFT MIN ACT
	___________________________	Custodian
(Cust)
TEN ENT -as tenants by the entireties	___________________________
(Minor)
JT TEN -as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act ____________ (State)

Additional abbreviations may also be used

though not in the above list.

SCHEDULE A

ENERGY CONVERSION DEVICES, INC.

3.0% Convertible Senior Notes due 2013

The initial principal amount of this Global Note is $_______________ _______. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian
___________	__________	__________	__________	__________
___________	__________	__________	__________	__________
___________	__________	__________	__________	__________
___________	__________	__________	__________	__________
___________	__________	__________	__________	__________
___________	__________	__________	__________	__________
___________	__________	__________	__________	__________
___________	__________	__________	__________	__________
___________	__________	__________	__________	__________
___________	__________	__________	__________	__________
___________	__________	__________	__________	__________
___________	__________	__________	__________	__________

EXHIBIT B

[FORM OF NOTICE OF CONVERSION]

To: Energy Conversion Devices, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash and, if applicable, shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the cash and shares of Common Stock issuable and deliverable upon such conversion, together with any cash in lieu of fractional shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:_______________	______________________________

______________________________
Signature(s)

____________________

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of .the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

____________________________

(Name)

____________________________

(Street Address)

____________________________

(City, State and Zip Code)

Please print name and address

B-1

Principal amount to be converted (if less than all):

$___,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

_____________________________________________

Social Security or Other Taxpayer

Identification Number

B-2

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Energy Conversion Devices, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Energy Conversion Devices, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated: _____________	__________________________

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $___,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ___________ ___________hereby sell(s), assign(s) and transfer(s) unto ____________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints __________ ___________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated: ___________

__________________

Signature(s)

___________________

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

D-1